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                                  EXHIBIT 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We have issued our reports dated February 25, 2004 accompanying the consolidated financial statements of Health Fitness Corporation (the "Registrant") appearing in the 2003 Annual Report of the Registrant to its shareholders and accompanying the schedules included in the Annual Report on Form 10-K for the year ended December 31, 2003 which are incorporated by reference in this Registration Statement.





/s/  Grant Thornton LLP

Grant Thornton, LLP
Minneapolis, Minnesota
June 15, 2004